BENHAM INTERMEDIATE TAX FREE FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                    10/31/97

                            Formula: T=(ERV/P)^1/N -1

                 P     =   A hypothetical initial payment of $1,000
                 ERV   =   Ending redeemable value of a hypothetical $1,000
                              payment made at the beginning of the period
                 N     =   Number of years
                 T     =   Average annual total return

                          P                ERV                N           T
                      ----------------------------------------------------------

One Year              $1,000.00         $1,068.80         1.000000      6.88%

Five Year             $1,000.00         $1,342.20         5.000000      6.06%

Ten Year              $1,000.00         $1,921.80        10.000000      6.75%

Inception *           $1,000.00         $1,866.70        10.666667      6.03%

TR = Total return for period          TR=(ERV/P)-1       86.67%

 *Date of Inception:                        3/2/87

                        BENHAM INTERMEDIATE TAX FREE FUND
                                YIELD CALCULATION
                                    10/31/97

                       Formula: YIELD = 2[(A-B/C*D+1)^6-1]

     A = Investment income earned during the period
     B = Expenses accrued for the period (net of reimbursements)
     C = The average daily number of shares outstanding during the period that were entitled to receive dividends
     D = The per share price on the last day of the period



              A     =               $500,772.17
              B     =                $56,005.75
              C     =             12,584,137.266
              D     =                    $10.46

        Yield       =                      4.09%

        tax-equivalent yield                      6.39%

                         BENHAM LONG-TERM TAX FREE FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                    10/31/97

                            Formula: T=(ERV/P)^1/N -1

                 P     =   A hypothetical initial payment of $1,000
                 ERV   =   Ending redeemable value of a hypothetical $1,000
                              payment made at the beginning of the period
                 N     =   Number of years
                 T     =   Average annual total return

                      P                 ERV                N           T
                  ---------------------------------------------------------

One Year          $1,000.00         $1,085.90          1.000000      8.59%

Five Year         $1,000.00         $1,429.80          5.000000      7.41%

Ten Year          $1,000.00         $2,233.90         10.000000      8.37%

Inception *       $1,000.00         $2,112.60         10.667543      7.26%

TR = Total return for period       TR=(ERV/P)-1        111.26%

 *Date of Inception:                 3/2/87

                         BENHAM LONG-TERM TAX FREE FUND
                                YIELD CALCULATION
                                    10/31/97

                       Formula: YIELD = 2[(A-B/C*D+1)^6-1]

     A = Investment income earned during the period
     B = Expenses accrued for the period (net of reimbursements)
     C = The average daily number of shares outstanding during the period that were entitled to receive dividends
     D = The per share price on the last day of the period



              A     =               $447,692.37
              B     =                $45,669.01
              C     =             10,001,684.661
              D     =                    $10.75

        Yield       =                      4.53%

        tax-equivalent yield                       7.08%

                          BENHAM LIMITED TAX FREE FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                    10/31/97

                            Formula: T=(ERV/P)^1/N -1

                 P     =   A hypothetical initial payment of $1,000
                 ERV   =   Ending redeemable value of a hypothetical $1,000
                              payment made at the beginning of the period
                 N     =   Number of years
                 T     =   Average annual total return

                     P                 ERV                N          T
                 ----------------------------------------------------------

One Year         $1,000.00         $1,052.20          1.000000      5.22%

Five Year

Ten Year

Inception *      $1,000.00         $1,224.70          4.668036      4.44%

TR = Total return for period      TR=(ERV/P)-1         22.47%

 *Date of Inception:                        3/1/93

                          BENHAM LIMITED TAX FREE FUND
                                YIELD CALCULATION
                                    10/31/97

                       Formula: YIELD = 2[(A-B/C*D+1)^6-1]

     A = Investment income earned during the period
     B = Expenses accrued for the period (net of reimbursements)
     C = The average daily number of shares outstanding during the period that were entitled to receive dividends
     D = The per share price on the last day of the period



              A     =               $127,642.74
              B     =                $15,356.24
              C     =              3,598,435.559
              D     =                    $10.11

        Yield       =                      3.73%

        tax-equivalent yield                      5.83%